As filed with the Securities and Exchange Commission on April 10, 2019

Registration No. 333-224350

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-224350

Ditech Holding Corporation

(Exact name of registrant as specified in its charter)

Maryland	13-3950486
(State of Incorporation)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100 Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Ditech Holding Corporation 2018 Equity Incentive Plan

(Full title of the plan)

John J. Haas, Esq.

General Counsel, Chief Legal Officer and Secretary

Ditech Holding Corporation.

3000 Bayport Drive, Suite 985

Tampa, FL 33607

(844) 714-8603

(Name, address and telephone number, including

area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) filed by Ditech Holding Corporation (the “Company”) deregisters all securities remaining unsold under the Registration Statement on Form S-8 (No. 333-224350) (the “Registration Statement”), pertaining to the registration of 3,193,750 shares of common stock (“Shares”) issuable under the Ditech Holding Corporation 2018 Equity Incentive Plan (as amended and restated, the “Plan”). The Company is no longer issuing Shares under the Plan. Accordingly, the offerings pursuant to the Registration Statement have been terminated.

In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 10th day of April, 2019.

DITECH HOLDING CORPORATION

By:	/s/ John J. Haas

Name: John J. Haas
Title: General Counsel, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Date	Signature	Title

April 10, 2019	* Thomas F. Marano	Chief Executive Officer and President (Principal Executive Officer)

April 10, 2019	* Gerald A. Lombardo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

April 10, 2019	* David S. Ascher	Director

April 10, 2019	* George M. Awad	Director

April 10, 2019	* Seth L. Bartlett	Director

April 10, 2019	* Daniel G. Beltzman	Director

April 10, 2019	* John R. Brecker	Director

April 10, 2019	* Neal P. Goldman	Director

April 10, 2019	* Thomas G. Miglis	Director

April 10, 2019	* Samuel T. Ramsey	Director

*By:	/s/ John J. Haas
John J. Haas
as Attorney-in-Fact

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